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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 JANUARY 6, 2003
                                 Date of Report
                        (Date of earliest event reported)


                          AMERICAN COMMERCIAL LINES LLC
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                    333-62227
                            (Commission File Number)


                                   52-2106600
                      (IRS Employer Identification Number)


                             1701 EAST MARKET STREET
                          JEFFERSONVILLE, INDIANA 47130
                    (Address of Principal Executive Offices)


                                 (812) 288-0100
              (Registrant's Telephone Number, Including Area Code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS.

ACL Receives Notice of Reservation of Rights by Lenders:

As previously announced, American Commercial Lines LLC ("ACL") elected to utilize the 30-day grace period with respect to the $7.7 million interest payment on its 11 1/4 percent senior notes and the $0.3 million interest payment on its 10 1/4 percent senior notes, both of which interest payments were scheduled for December 31, 2002. Subsequently, ACL received letters from JPMorgan Chase Bank, the agent under its senior credit facility, and Bank One, N.A., the provider of its receivables facility, noticing a cross-default related to ACL's failure to pay interest on its notes and reserving their respective rights under the credit agreement and receivables facility. ACL is actively engaged in discussions with its lenders regarding a possible restructuring.

DHC Board and Management Changes:

Michael C. Hagan has resigned as a member of the Board of Directors of Danielson Holding Corporation ("DHC") and James J. Wolff has resigned as the Chief Financial Officer of DHC in order to allow themselves to continue to fully focus their efforts on the financial restructuring of ACL. Both resignations were effective as of January 22, 2003. Messrs. Hagan and Wolff are continuing in their roles as Chief Executive Officer and Chief Financial Officer, respectively, of ACL and each will remain as Members of the ACL Board of Managers.

THIS CURRENT REPORT ON FORM 8-K CONTAINS OR INCORPORATES BY REFERENCE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS MAY DIFFER MATERIALLY FROM ACTUAL FUTURE EVENTS OR RESULTS.

READERS ARE REFERRED TO ALL DOCUMENTS FILED BY AMERICAN COMMERCIAL LINES LLC AND DANIELSON HOLDING CORPORATION WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH IDENTIFY IMPORTANT RISK FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.






                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    January 23, 2003

AMERICAN COMMERCIAL LINES LLC
(Registrant)

By:      /s/  James J. Wolff
         -------------------
Name:    James J. Wolff
Title:   Senior Vice President
         and Chief Financial Officer
         (Principal Accounting Officer)